AMENDMENT TO OPERATING AGREEMENT

This Amendment (this “Amendment”) to the Operating Agreement dated as of August 2, 2011 (as it has been amended, the “Agreement”) is entered into effective as of March 14, 2013 (“Effective Date”), by and among INDEPENDENCE DRILLING, LLC, a Nevada limited liability company (“Operator”), DESERT DISCOVERIES, LLC, a Nevada limited liability company (“Desert Discoveries”), CORTEZ EXPLORATION LLC, a Nevada limited liability company (“Cortez”), PUNTO DE LUZ, LLC, a Nevada limited liability company (“Punto”), EDWARD TRAUB, an individual (“Traub”), and AMERICAN LIBERTY PETROLEUM CORP., a Nevada corporation (“ALP”). Operator, Desert Discoveries, Cortez, Punto, Traub and ALP are at times singly referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND:

A.           The Parties entered into the Agreement relating to, amongst other things, joint operations of BLM Lease Serial No. NVN-55901 (the “Lease”).

B.           ALP has agreed to assign all of its rights, titles and interests in and to the Lease to Desert Discoveries, but reserving unto ALP, and excepting from said assignment, a two percent (2%) overriding royalty interest in and to the Lease (the “Assigned Interests”). The Parties have agreed to amend the Agreement to reflect the assignment of ALP’s working interest and the withdrawal of ALP as a Party (as that term is defined in the Agreement) to the Agreement.

C.           Except as otherwise expressly defined in this Amendment, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

AGREEMENT

For good and valuable consideration, including the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:

1.          Amendments.

(a)   Withdrawal. ALP hereby withdraws as a Party to the Agreement. Section 3 of Exhibit A to the Agreement is hereby amended to delete ALP as “Party 2” to the Agreement. Furthermore, all other references to ALP shall be removed from the Agreement.

(b)   Percentages. Section 4 of Exhibit A to the Agreement is hereby amended and restated to read in its entirety as follows:

“4. Percentages or Fractions of Parties to this Agreement (after BLM’s 1/8th royalty interest):

Independence Drilling, LLC:	0% of 7/8
Cortez Exploration LLC:	31% of 7/8
Desert Discoveries, LLC:	66% of 7/8
Punto de Luz, LLC:	2% of 7/8
Edward Traub:	1% of 7/8”

(c) ORRI. Section 6 of Exhibit A to the Agreement is hereby amended to add the following:

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“2% overriding royalty in Leases in favor of American Liberty Petroleum Corp.”

2.          Effect of Amendment. Except as expressly amended hereby, all terms, covenants and provisions of the Agreement are and shall remain in full force and effect, and all, for avoidance of doubt, all references therein to the “Agreement” shall henceforth refer to the Agreement as amended by this Amendment. This Amendment is hereby deemed incorporated into, and made a part of, the Agreement.

3.          Asset Purchase Agreement. This Amendment is executed in connection with an Asset Purchase and Sale Agreement dated as of March 14, 2013 (the “APA”) executed by and between Desert Discoveries and ALP, whereby, among other things ALP is assigning its interest in the Lease to Desert Discoveries, but reserving unto ALP, and excepting from such assignment, a 2% ORRI on the Lease for the benefit of ALP. The execution of this Amendment is a condition to closing under the APA. By executing this Amendment, Desert Discoveries, Independence, Punto, Cortez and Traub consent to the withdrawal of ALP as a Party to the Agreement and the transfer of ALP’s interest in the Lease to Desert Discoveries, as well as the above-described reservation of overriding royalty interests, and waive any rights of first refusal or similar rights to purchase or acquire said interests.

4.          Release. Independence, Desert Discoveries, Punto, Cortez and Traub (the “Remaining Parties”) confirm that ALP has satisfied all of its obligations to each of the Remaining Parties under the Agreement. The Remaining Parties hereby release, discharge and covenant not to sue or file any charges or claims against ALP, its legal representatives, successor and assigns under any common or statutory local, state, or federal law, for any type of claim, demand or action whatsoever arising out of or connected with the Agreement, the Lease, or any transactions connected with the Agreement or the Lease, including but not limited to ALP’s obligations for its proportionate share of the costs of developing and operating the Contract Area under Article VI, Paragraph A of the Agreement. The Remaining Parties agree not to amend the indemnification provisions that are set forth in the Agreement, except as required by applicable law or with the prior written consent of ALP. Desert Discoveries hereby agrees to assume all of the obligations of ALP under the Agreement with respect to the Assigned Interests accruing on and after the Effective Date of this Amendment.

5.          Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.          Applicable Law. THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

7.          Descriptive Headings; Language Interpretation. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment. In the interpretation of this Amendment, unless the context otherwise requires, (a) words importing the singular shall be deemed to import the plural and vice versa, (b) words denoting gender shall include all genders, and (c) references to parties, articles, sections, schedules, paragraphs and exhibits shall mean the parties, articles, sections, schedules, paragraphs and exhibits of and to this Amendment.

8.          Integration. This Amendment, the APA and the documents referred to herein contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth or referred to herein. This Amendment supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

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9.          Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

The undersigned have executed this Amendment as of the Effective Date.

INDEPENDENCE DRILLING, LLC		DESERT DISCOVERIES, LLC

By:	/s/ Patrick Fagen	By:	/s/ Patrick Fagen
Name:	Patrick Fagen	Name:	Patrick Fagen
Title:	Manager	Title: Manager, High Sierra Exploration,
LLC, Manager of Desert Discovery, LLC

EDWARD TRAUB	AMERICAN LIBERTY PETROLEUM CORP.

/s/ Edward Traub	By:	/s/ Alvaro Vollmers
	Name:	Alvaro Vollmers
	Title:	President

CORTEZ EXPLORATION LLC,
a Nevada limited liability company

	By:	/s/ O.F. Duffield

O. F. Duffield
(Type or Print Name)

	Title:	Manager

	Date:	3/14/13

PUNTO DE LUZ, LLC,
a Nevada limited liability company

	By:	/s/ William Michael Fagen

William Michael Fagen
(Type or Print Name)

	Title:	Manager

	Date:	3/14/13

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